Exhibit 4.7

THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR UNDER ANY U.S. STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD IN THE “UNITED STATES” OR TO “U.S. PERSONS” (AS SUCH TERMS ARE DEFINED IN REGULATION S UNDER THE U.S. SECURITIES ACT) UNLESS REGISTERED UNDER THE U.S. SECURITIES ACT AND ALL APPLICABLE U.S. STATE SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS. HEDGING TRANSACTIONS INVOLVING SUCH SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE U.S. SECURITIES ACT.

THESE WARRANTS MAY NOT BE EXERCISED UNLESS THESE WARRANTS AND SECURITIES ISSUABLE UPON EXERCISE OF THESE WARRANTS HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT AND APPLICABLE STATE SECURITIES LEGISLATION OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE.

Unless permitted under securities legislation, the holder of this security must not trade the security before the date that is 4 months and a day after the later of (i) August 15, 2025, and (ii) the date the issuer became a reporting issuer in any province or territory.

THESE WARRANTS WILL EXPIRE AND BECOME NULL AND VOID

AT 4:30 P.M. (Toronto time) on August 15, 2025.

WARRANT CERTIFICATE ELMINDA INC.
A Delaware Corporation

WARRANT

CERTIFICATE NO. WC-013	10,007,506 WARRANTS entitling the Holder to acquire, subject to adjustment, one common share (a “Common Share”) for each Warrant represented hereby for the price of US$0.003997 (the “Exercise Price”)

THIS IS TO CERTIFY THAT Roxy Capital Corporation (hereinafter referred to as the “Holder”) is entitled to acquire in the manner and subject to the restrictions and adjustments set forth herein, at any time and from time to time until 4:30 p.m. (Toronto time) (the “Expiry Time”) on August 15, 2025 (the “Expiry Date”), one Common Share of ELMINDA INC. (the “Corporation”) for the Exercise Price for each Warrant represented hereby.

The right to acquire Common Shares may only be exercised by the Holder within the time period set forth above by:

(a)	duly completing and executing the Exercise Form attached hereto;

(b)

delivering a certified check or bank draft (or payment of the same amount in such other manner as is acceptable to the Corporation) for the aggregate Exercise Price made payable to the Corporation in respect of the Warrants to be exercised to the Corporation at the address specified in the Exercise Form; and

(c)	surrendering this Warrant Certificate to the Corporation at its address specified in the said Exercise Form.

These Warrants shall be deemed to be surrendered only upon personal delivery thereof or, if sent by mail or other means of transmission, upon actual receipt thereof by the Corporation at 407 Iroquois Shore Road, Unit 8, Suite 104, Oakville, ON, L6H 1M3.

Upon exercise of the Holder’s right to acquire Common Shares and surrender of these Warrants, the Holder shall be deemed for all purposes (except as hereinafter provided) to be the holder of record of such Common Shares, and the Corporation covenants that it will (subject to the provisions hereof) cause a certificate or certificates representing such Common Shares to be delivered or mailed to the Holder at the address or addresses specified in the Exercise Form.

The Holder may acquire any lesser number of Common Shares than the number of Common Shares which may be acquired for the Holder’s Warrants represented by this Warrant Certificate. In such event, the Holder shall be entitled to receive a new Warrant Certificate for the balance of the Common Shares which may be exercised. No fractional Common Shares will be issued.

The Warrants represented by this Certificate are issued subject to the terms and conditions set forth in Exhibit “I” hereto which is incorporated herein. Reference is made to the provisions of Exhibit “I” for a full description of the rights of the Holder and the terms and conditions upon which the Warrants are, or are to be, issued and held. By acceptance hereof, the Holder assents to and agrees to be bound by all terms, conditions and provisions set forth in Exhibit “I”.

The Warrants will expire at the Expiry Time and must be exercised before such time otherwise they will be void. The Holder may, at any time prior to the Expiry Date, upon surrender hereof to the Corporation exchange this Warrant Certificate for other Warrant Certificates entitling the Holder to acquire, in the aggregate, the same number of Common Shares as may be acquired under this Warrant Certificate.

The holding of the Warrants evidenced by this Warrant Certificate shall not constitute the Holder a shareholder of the Corporation or entitle the Holder to any right or interest in respect thereof except as expressly provided in this Warrant Certificate.

Time shall be of the essence hereof.

IN WITNESS WHEREOF the Corporation has caused this Warrant Certificate to be signed by a duly authorized officer as of August 15, 2022.

ELMINDA INC.

Per:
Authorized Signing Officer

EXERCISE FORM

TO:     ELMINDA INC.

The undersigned hereby exercises the right to acquire                    Common Shares of ELMINDA INC. (or such number of other securities or property to which such Warrants entitle the undersigned in lieu thereof or in addition thereto under the provisions of Exhibit “I” of the accompanying Warrant Certificate) at the Exercise Price and in accordance with and subject to the provisions thereof.

The undersigned represents, warrants and certifies as follows (one (only) of the following must be checked):

☐         (A) the undersigned (i) is not in the “United States” (as defined in Regulation S under the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”)); (ii) is not a “U.S. Person” (as defined in Regulation S under the U.S. Securities Act); (iii) is not exercising the Warrants on behalf of, or for the account or benefit of, a U.S. Person or a person in the United States; (iv) did not acquire the Warrants in the United States or on behalf of, or for the account or benefit of, a U.S. Person or a person in the United States; (v) did not receive an offer to exercise the Warrants in the United States; and (vi) did not execute or deliver this Exercise Form in the United States, and has, in all other respects, complied with the terms of Regulation S in connection herewith; OR

☐         (B) the undersigned is delivering a written opinion of United States legal counsel or other evidence reasonably satisfactory to the Corporation to the effect that the Warrants and the underlying Common Shares are exempt or excluded from the registration requirements of the U.S. Securities Act and applicable state securities laws.

If Box B above is checked, holders are encouraged to consult with the Corporation in advance to determine that the legal opinion or other evidence tendered in connection with the exercise will be reasonably satisfactory in form and substance to the Corporation. The Common Shares shall bear a legend restricting transfer without registration under the U.S. Securities Act and all applicable state securities laws or compliance with the requirements of an exemption therefrom.

The Common Shares are to be registered as follows and are to be delivered in accordance with the instructions set out below:

DATED this                    day of                   , 202 .

NAME

Per:

Address

Postal Code

REGISTRATION INSTRUCTIONS:	DELIVERY INSTRUCTIONS:

Instructions:
Name

Account Reference, if applicable	Account Reference, if applicable

Address	Address

Postal Code	Postal Code

Number of Common Shares	Contact Name

Telephone Number

Instructions:

1.

The Holder may exercise its right to receive Common Shares by completing this form and surrendering this form and the Warrant Certificate being exercised, together with a certified check or bank draft (or payment of the same amount in such other manner as is acceptable to the Corporation) for the aggregate Exercise Price, to the Corporation. Certificates for Common Shares will be delivered or mailed within five (5) Business Days after the exercise of the Warrants in accordance with the provisions of Exhibit “I”. Immediately after the Expiry Time, all rights hereunder shall cease and terminate and the Warrants shall be void and of no further force or effect.

2.

If the Exercise Form indicates that Common Shares are to be issued to a person or persons other than the Holder, the signature of the Holder on the Exercise Form must be guaranteed by an authorized officer of a chartered bank, trust company or an investment dealer who is a member of a recognized stock exchange.

3.

If the Exercise Form is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a fiduciary or representative capacity, the certificate must be accompanied by evidence of authority to sign satisfactory to the Corporation.

THIS IS EXHIBIT “I” to the Warrant Certificate of ELMINDA INC.
dated August 16, 2022

ARTICLE 1

INTERPRETATION

1.1	Definitions

Terms and definitions used in the Warrant Certificate shall have the same meaning herein and in this Warrant Certificate:

(a)	“Business Day” means a day which is not Saturday or Sunday or a legal holiday in Toronto, Ontario;

(b)	“Certificate” or “Warrant Certificate” means this certificate and all attachments hereto;

(c)	“Common Shares” means the Common Shares of the Corporation;

(d)	“Corporation’s auditors” means a firm of chartered accountants duly appointed as auditors of the Corporation;

(e)	“Counsel” means a barrister or solicitor or a firm of barristers and solicitors retained by the Corporation;

(f)

“director” means a director of the Corporation for the time being and, unless otherwise specified herein, reference to action “by the directors” means action by the directors of the Corporation as a board or, whenever duly empowered, action by any committee of such board;

(g)	“Effective Date” means the date of this Warrant Certificate;

(h)

“Exercise Price” means the consideration required to be paid to the Corporation on exercise of the right granted by each Warrant to purchase a Common Share of the Corporation presently being US$0.003997 per Common Share, subject to adjustment in accordance herewith;

(i)	“Expiry Date” means August 15, 2025;

(i)	“Expiry Time” means 4:30 p.m. (Toronto Time) on the Expiry Date;

(j)	“Holder” means the registered owner of the Warrants set out on the face page of this Warrant Certificate;

(k)	“person” means an individual, body corporate, partnership, trust, trustee, executor, administrator, legal representative or any unincorporated organization;

(l)	“Shareholder” means a holder of record of one or more Common Shares;

(m)

“Subsidiary” means any corporation of which more than fifty (50%) percent of the outstanding voting shares are owned, directly or indirectly, by or for the Corporation, provided that the ownership of such shares confers the right to elect at least a majority of the board of directors of such corporation and includes any entity in like relation to a Subsidiary;

(n)	“United States” and “U.S. Person” have the meanings given to such terms in Rule 902 of Regulation S under the U.S. Securities Act;

(o)	“U.S. Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder; and

(p)

“Warrants” or “Warrant” means the Warrants represented by this Warrant Certificate entitling the Holder to acquire the number of Common Shares set out on the face page of this Warrant Certificate, subject to adjustment as hereinafter provided.

1.2	Gender and Number

Unless herein otherwise expressly provided or unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing gender include all genders.

1.3	Interpretation not Affected by Headings, etc.

The division of this Warrant Certificate into Articles and Sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this certificate.

1.4	Day not a Business Day

In the event that any day on or before which any action is required to be taken hereunder is not a Business Day, then such action shall be required to be taken at or before the requisite time on the next succeeding day that is a Business Day.

1.5	Time of the Essence

Time shall be of the essence hereof.

1.6	Applicable Law

This Warrant Certificate shall be construed in accordance with the laws of the state of Delaware and the federal laws of the United States applicable therein.

ARTICLE 2

OWNERSHIP AND TRANSFER OF WARRANTS

2.1	Transfer of Warrants

The Warrants represented by this certificate shall not be assignable or transferable to any party by the Holder hereof, other than the Holder may assign the Warrants to an Affiliate at any time on notice to the Corporation. For purposes herein, “Affiliate” of Holder means any partnership, joint venture, corporation, limited liability company controlling, controlled by or under common control with Holder, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of Holder whether through the ownership of voting securities or otherwise. Any such transfer must be made in compliance with Regulation S under the U.S. Securities Act and the Holder may be required to provide to the Corporation evidence in support thereof.

2.2	Warrants

All Warrants rank equally and pari passu between them.

2.3	Issue in Substitution for Warrant Certificates Lost

In case any of the Warrant Certificates shall become mutilated or be lost, destroyed or stolen, the Corporation, subject to applicable legislation, shall issue and deliver (upon evidence reasonably satisfactory to the Corporation of such loss, destruction or theft), a new Warrant Certificate of like tenor as the one mutilated, lost, destroyed or stolen in exchange for and in place of and upon cancellation of such mutilated Warrant Certificate, or in lieu of and in substitution for such lost, destroyed or stolen Warrant Certificate, and the Warrants evidenced thereby shall entitle the Holder to the benefits hereof and shall rank equally in accordance with its terms with all other Warrants.

ARTICLE 3

EXERCISE OF WARRANTS

3.1	Method of Exercise of Warrants

(a)

The Holder may exercise the right evidenced by this Warrant Certificate conferred on the Holder to subscribe for Common Shares by surrendering, after the Effective Date and prior to the Expiry Time, to the Corporation at its address specified in Section 6.1 hereof, this Warrant Certificate with a duly completed and executed exercise form together with a certified check or bank draft (or payment of the same amount in such other manner as is acceptable to the Corporation) made payable to the Corporation in the amount of the aggregate Exercise Price.

This Warrant Certificate with the duly completed and executed exercise form shall be deemed to be surrendered only upon personal delivery thereof or, if sent by mail or other means of transmission, upon actual receipt thereof by the Corporation at, in each case, its address specified in Section 6.1 hereof.

(b)

Any exercise form referred to in subsection 3.1(a) shall be signed by the Holder and shall specify the number of Common Shares which the Holder wishes to purchase (being not more than those which the Holder is entitled to subscribe for pursuant to this Warrant Certificate).

3.2	Effect of Exercise of Warrants

(a)

Upon compliance by the Holder with the provisions of Section 3.1, and subject to Section 3.3, the Common Shares subscribed for shall be deemed to have been issued and the Holder shall be deemed to have become the holder or holders of record of such Common Shares on the date of such exercise unless the transfer registers of the Corporation shall be closed on such date, in which case the Common Shares subscribed for shall be deemed to have been issued and the Holder deemed to have become the holder or holders of record of such Common Shares, on the date on which such transfer registers are reopened.

(b)

Within three (3) Business Days after the date of exercise of a Warrant as set forth above, the Corporation shall cause to be mailed to the Holder, at the address specified in such subscription or, if so specified in such subscription, cause to be delivered to the Holder at the registered office of the Corporation, certificates evidencing the appropriate number of Common Shares subscribed for.

3.3	Partial Exercise of Warrants

The Holder may acquire a number of Common Shares less than the number which the Holder is entitled to acquire pursuant to this Warrant Certificate. In the event of any acquisition of a number of Common Shares less than the number which the Holder is entitled to acquire, the Holder upon exercise hereof shall, in addition, be entitled to receive, without charge therefor, a new Warrant Certificate in respect of the balance of the Common Shares which the Holder was entitled to acquire pursuant to this Warrant Certificate and which were not then acquired.

3.4	Expiration of Warrants

Immediately after the Expiry Time, all rights hereunder shall cease and terminate and the Warrants shall be void and of no further force or effect.

3.5	Cancellation of Surrendered Warrants

All Warrant Certificates surrendered to the Corporation pursuant to Section 3.1 shall be cancelled and, after the expiry of any period of retention prescribed by law, destroyed by the Corporation.

3.6	U.S. Restrictions on Exercise

These Warrants may not be exercised, and the underlying Common Shares may not be issued, unless an exemption or exclusion is available from the registration requirements of the U.S. Securities Act and applicable state securities laws, and the Holder has furnished an opinion of counsel of recognized standing or other evidence in form and substance reasonably satisfactory to the Corporation to such effect. It is understood that the Corporation may require evidence to verify the foregoing. The Common Shares issuable upon exercise of the Warrants shall bear the following legend:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR UNDER ANY U.S. STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD IN THE “UNITED STATES” OR TO “U.S. PERSONS” (AS SUCH TERMS ARE DEFINED IN REGULATION S UNDER THE U.S. SECURITIES ACT) UNLESS REGISTERED UNDER THE U.S. SECURITIES ACT AND ALL APPLICABLE U.S. STATE SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS. HEDGING TRANSACTIONS INVOLVING SUCH SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE U.S. SECURITIES ACT. provided that, if at any time, in the opinion of counsel to the Corporation, such legend is no longer necessary or advisable under any such securities laws, or the holder of any such legended certificate, provides the Corporation with evidence reasonably satisfactory in form and substance to the Corporation (which may include an opinion of counsel reasonably satisfactory to the Corporation) to the effect that such legend is not required under applicable U.S. securities laws, such legended certificate may thereafter be surrendered to the Corporation in exchange for a certificate which does not bear such legend.

ARTICLE 4

ADJUSTMENT FOR WARRANTS

4.1	Adjustment for Warrants

The Exercise Price in effect and the number and type of securities purchasable under the Warrants at any date shall be subject to adjustments from time to time as follows:

(a)

if and whenever at any time prior to the Expiry Date, the Corporation shall: (i) subdivide or redivide the outstanding Common Shares into a greater number of shares, (ii) reduce, combine or consolidate the outstanding Common Shares into a smaller number of shares, or (iii) issue Common Shares to the holders of all or substantially all of the outstanding Common Shares by way of a stock dividend (other than the issue of Common Shares to holders of Common Shares who have elected to receive dividends in the form of Common Shares in lieu of Dividends Paid in the Ordinary Course (as defined below)) (any of such events herein called a “Common Share Reorganization”), the Exercise Price in effect on the effective date of any such event shall be adjusted immediately after such event or on the record date for such issue of Common Shares by way of stock dividend, as the case may be, so that it shall equal the amount determined by multiplying the Exercise Price in effect immediately prior to such event by a fraction, of which the numerator shall be the total number of Common Shares outstanding immediately prior to such event and of which the denominator shall be the total number of Common Shares outstanding immediately after such event. The number of Common Shares which the Holder is entitled to purchase for each Warrant shall be adjusted at the same time by multiplying the number of Common Shares which the Holder is entitled to acquire prior to such adjustment by the inverse of the aforesaid fraction. Any such adjustments shall be made successively whenever any event referred to in this subparagraph (a) shall occur and any such issue of Common Shares by way of a stock dividend shall be deemed to have been made on the record date for the stock dividend for the purpose of calculating the number of outstanding Common Shares immediately after such event under subparagraphs and (c) of this paragraph.

(b)

If and whenever at any time prior to the Expiry Date the Corporation shall fix a record date for the issuance of rights, options or warrants to all or substantially all of the holders of the outstanding Common Shares, entitling them, for a period expiring not more than 45 days after such record date (the “Rights Period”), to subscribe for or purchase Common Shares (or securities convertible into or exchangeable for Common Shares) at a price per share (or having a conversion or exchange price per share) less than 95% of the Current Market Price on such record date (any of such events being hereinafter called a “Rights Offering”), the Corporation shall give the Holder written notice of such proposed issuance of rights, options or warrants at least 15 days prior to such record date at the Holder’s latest address on the books of the Corporation, and the Exercise Price shall be adjusted effective immediately after the end of the Rights Period to a price determined by multiplying the Exercise Price in effect immediately prior to the end of the Rights Period by a fraction:

(i)	the numerator of which shall be the aggregate of:

(a)	the number of Common Shares outstanding as of the record date for the Rights Offering, and

(b)

a number determined by dividing: (i) either (1) the product of the number of Common Shares issued or subscribed for during the Rights Period upon the exercise of the rights, warrants, or options distributed under the Rights Offering and the price per share at which such Common Shares are acquired; or, as the case may be, or (2) the product of the exchange or conversion price of the securities distributed under the Rights Offering and the number of Common Shares for or into which such securities were exchanged or converted during the Rights Period; by (ii) the Current Market Price of the Common Shares as of the record date for the Rights Offering; and

(ii)

the denominator of which shall be the number of Common Shares outstanding immediately after the end of the Rights Period (after giving effect to the Rights Offering, including the number of Common Shares actually issued or subscribed for during the Rights Period upon exercise of the rights, warrants or options (or securities derived therefrom) distributed under the Rights Offering).

Any Common Shares owned by or held for the account of the Corporation shall be deemed not to be outstanding for the purpose of any such calculation.

(c)

If at any time after the date hereof and prior to the Expiry Date, the Corporation shall fix a record date for the issue or distribution to the holders of all or substantially all of the Common Shares of:

(i)	shares of the Corporation of any class other than Common Shares;

(ii)

rights, options or warrants to acquire Common Shares or securities exchangeable for or convertible into Common Shares (other than rights, options or warrants pursuant to which holders of Common Shares are entitled, during a period expiring not more than 45 days after the record date for such issue, to subscribe for or purchase Common Shares at a price per share (or in the case of securities exchangeable for or convertible into Common Shares at an exchange or conversion price per share at the date of issue of such securities) of at least 95% of the Current Market Price of the Common Shares on such record date);

(iii)	evidences of indebtedness of the Corporation; or

(iv)	any property or assets of the Corporation (for greater certainty, excluding a cash Dividend Paid in the Ordinary Course);

and if such issue or distribution does not constitute a Common Share Reorganization or a Rights Offering (any of such non-excluded events being herein called a “Special Distribution”), the Exercise Price shall be adjusted effective immediately after the record date for the Special Distribution to the amount determined by multiplying the Exercise Price in effect on the record date for the Special Distribution by a fraction:

(A)	the numerator of which shall be the difference between:

(I)	the product of the number of Common Shares outstanding on such record date and the Current Market Price of the Common Shares on such record date, and

(II)

the fair value, as determined by the directors of the Corporation, to the holders of the Common Shares of the shares, rights, options, warrants, evidences of indebtedness or property or assets to be issued or distributed in the Special Distribution, and

(B)	the denominator of which shall be the product obtained by multiplying the number of Common Shares outstanding on such record date by the Current Market Price of the Common Shares on such record date.

Any Common Shares owned by or held for the account of the Corporation shall be deemed not to be outstanding for the purpose of such calculation. To the extent that any adjustment in the Exercise Price occurs pursuant to this item 4.1(c) as a result of the fixing by the Corporation of a record date for the issue or distribution of rights, options or warrants to acquire Common Shares or securities exchangeable for or convertible into Common Shares referred to in this item 4.1(c), the Exercise Price shall be readjusted immediately after the expiry of any relevant exercise, exchange or conversion right to the amount which would then be in effect if the fair market value had been determined on the basis of the number of Common Shares issued and remaining issuable immediately after such expiry, and shall be further readjusted in such manner upon the expiry of any further such right.

(d)

For the purpose of any determination in this paragraph, the “Current Market Price” per Common Share at any date shall be the weighted average price per share for such shares for any 20 consecutive trading days (such 20 consecutive trading days being selected by the Corporation) commencing not more than 45 trading days before such date on any recognized exchange in North America or, if the Common Shares are not listed on such stock exchange, on such stock exchange on which such Common Shares are listed as may be selected for such purpose by the board of directors of the Corporation, or if such Common Shares are not listed on any stock exchange then as determined in good faith by the board of directors of the Corporation. The weighted average price shall be determined by dividing the aggregate sale price of all such Common Shares sold on the said exchange or market, as the case may be, during the said 20 consecutive trading days by the total number of such Common Shares so sold. If such Common Shares are not listed on any stock exchange or traded on an over the counter market, the Current Market Price shall be determined in good faith by the board of directors of the Corporation.

(e)

For the purpose of any determination in this paragraph, “Dividends Paid in the Ordinary Course” means cash dividends declared payable on the Common Shares in any fiscal year of the Corporation to the extent that such cash dividends do not exceed, in the aggregate, the greatest of: (i) 200% of the aggregate amount of cash dividends declared payable by the Corporation on the Common Shares in its immediately preceding fiscal year, (ii) 300% of the arithmetic mean of the aggregate amounts of cash dividends declared payable by the Corporation on the Common Shares in its three immediately preceding fiscal years and (iii) 100% of the aggregate consolidated net income of the Corporation, before extraordinary items, for its immediately preceding fiscal year.

(f)

If and whenever at any time prior to the Expiry Date there is a reclassification of the Common Shares at any time outstanding or a change of the Common Shares into other shares or a capital reorganization of the Corporation not covered in subparagraph (a) or a consolidation amalgamation or merger of the Corporation with or into any other corporation or a sale of the property and assets of the Corporation as or substantially as an entirety to any other person, a Holder of Warrants which have not been exercised prior to the effective date of such reclassification, capital reorganization, consolidation, amalgamation, merger or sale shall, upon the exercise of such Warrants, be entitled to receive and shall accept in lieu of the number of Common Shares as then constituted and to which the Holder was previously entitled upon exercise of the Warrants, for the same aggregate consideration payable therefor, the number of shares or other securities or property of the Corporation or of the corporation resulting from such reclassification, capital reorganization, consolidation, amalgamation or merger or of the person to which such sale may be made, as the case may be, that such Holder would have been entitled to receive on such reclassification, capital reorganization, consolidation, amalgamation, merger or sale on the effective date thereof had the Holder been the registered holder of the number of Common Shares to which the Holder was previously entitled upon due exercise of the Warrants; and in any case, necessary and appropriate adjustments shall be made in the application of the provisions herein with respect to the rights and interests thereafter of the Holders of the Warrants to the end that the provisions set forth herein shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares or securities or property to which the Holder of Warrants may be entitled upon the exercise of such Warrants thereafter.

(g)

In any case in which this paragraph requires that an adjustment become effective immediately after a record date for an event referred to herein, the Corporation may defer, until the occurrence of such event, issuing to the Holder of any Warrant exercised after such record date and before the occurrence of such event the kind and amount of shares, other securities or property to which he would be entitled upon such exercise by reason of the adjustment required by such event, provided that the Corporation shall deliver to such Holder an appropriate instrument evidencing such Holder’s right to receive the kind and amount of shares, other securities or property to which he would be entitled upon the occurrence of the event requiring such adjustment and the right to receive any distributions made or declared in favor of holders of record of Common Shares as constituted from time to time on and after such date as such Holder would, but for the provisions of this subparagraph (g), have received, or become entitled to receive, on such exercise.

(h)

The adjustments provided for in this paragraph are cumulative and shall apply to successive subdivision, redivisions, reductions, combinations, consolidations, distributions, issues or other events resulting in any adjustment under the provisions of this paragraph, provided that notwithstanding any other provision of this paragraph: (i) no adjustment of the Exercise Price or number of Common Shares, as then constituted, purchasable shall be required unless such adjustment would require an increase or decrease of at least 1% in the Exercise Price then in effect or of the number of Common Shares, as then constituted, purchasable and (ii) any adjustments which by reason of this subparagraph (h) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

(i)

In the event of any question arising with respect to the adjustments provided in this paragraph, such question shall be conclusively determined by the auditors of the Corporation. The auditors shall have access to all necessary records of the Corporation and such determination shall be binding upon the Corporation and the Holder.

(j)

As a condition precedent to the taking of any action which would require an adjustment in any of the subscription rights pursuant to any of the Warrants, including the number of Common Shares which are to be received upon the exercise thereof, the Corporation shall take any action which, in the opinion of Counsel, may be necessary in order that the Corporation may validly and legally issue as fully paid and non-assessable all the Common Shares which the Holder of such Warrants is entitled to receive on the full exercise thereof in accordance with the provisions hereof.

(k)

No adjustments shall be made pursuant to this paragraph if the Holder is entitled to participate in any event described in this paragraph on the same terms, mutatis mutandis, as if the Holder had exercised his Warrants prior to or on the effective date or record date of such event.

(l)

In case the Corporation shall take any action, other than action described in this paragraph, affecting the Common Shares which, in the opinion of the Board of Directors of the Corporation would materially affect the rights of the Holder, the Exercise Price and/or the number of Common Shares which may be acquired upon exercise of a Warrant shall be adjusted by action of the Board of Directors in such manner and at such time as they may determine in their sole discretion to be equitable in the circumstances, provided that no such adjustment will be made unless prior approval of all stock exchanges on which the Common Shares are listed for trading has been obtained. Failure of the Board of Directors to make such an adjustment shall be conclusive evidence that the Board of Directors have determined that it is equitable to make no adjustments in the circumstances.

Immediately after the occurrence of any event which requires an adjustment pursuant to this paragraph in the Exercise Price or in any of the subscription rights pursuant to any of the Warrants, including the number of Common Shares, as then constituted, which are to be received upon the exercise thereof, the Corporation shall forthwith deliver to the Holder a certificate of the Corporation specifying the particulars of such event and the required adjustment and the computation of such adjustment and give at least 14 days’ notice to the Holder of Warrants of the record date or effective date of such event, as the case may be, and such notice shall include particulars of such event and the required adjustment.

4.2	Entitlement to Common Share on Exercise of Warrant

All Common Shares or other securities which the Holder is at the time in question entitled to receive on the exercise of its Warrant whether or not as a result of adjustments made pursuant to this Article 4, shall, for the purposes of the interpretation of this Agreement, be deemed to be securities which the Holder is entitled to acquire pursuant to hereto.

4.3	No Adjustment for Certain Transactions

Anything in this Article 4 to the contrary notwithstanding, no adjustment shall be made in the acquisition rights attached to the Warrants if the issue of Common Shares is being made pursuant to any stock option or stock purchase plan in force from time to time for officers or employees of the Corporation or a public offering to persons at arm’s length to the Corporation pursuant to a prospectus.

ARTICLE 5

COVENANTS OF THE CORPORATION

5.1	General Covenants

The Corporation covenants with the Holder that so long as any Warrants remain outstanding:

(a)

it will reserve and keep available a sufficient number of Common Shares for the purpose of enabling it to satisfy its obligations to issue Common Shares upon the exercise of the Warrants represented hereby;

(b)	it will cause the Common Shares from time to time acquired pursuant to the exercise of the Warrants represented hereby to be duly issued and delivered in accordance with the terms hereof;

(c)	all Common Shares which shall be issued upon exercise of the right to acquire provided for herein shall be fully paid and non-assessable;

(d)	it will maintain its corporate existence; and

(e)	generally, it will perform and carry out all of the acts or things to be done by it as provided herein.

5.2	Securities Qualification Requirements

(a)

If, in the opinion of Counsel, any instrument is required to be filed with, or any permission is required to be obtained from any governmental authority in Canada or any other step is required under any federal or provincial law of Canada before any Common Shares which the Holder is entitled to acquire pursuant to the exercise of any Warrant may properly and legally be issued upon due exercise thereof and thereafter traded without further formality or restriction (other than customary securities law restrictions, including those applicable to the resale of Common Shares acquired on exercise of Warrants under applicable U.S. securities laws), the Corporation covenants that it will take such required action.

(b)

If, in the opinion of Counsel, notice is necessary, the Corporation will give notice of the issue of Common Shares pursuant to the exercise of Warrants, in such detail as may be required, to each securities commission or similar regulatory authority in each jurisdiction in Canada in which there is legislation or regulation permitting or requiring the giving of any such notice in order that such issue of Common Shares and the subsequent disposition of the Common Shares so issued will not be subject to the prospectus qualification requirements of such legislation or regulation.

(c)

If for any reason, other than the failure or default of the Holder, the Corporation is unable to issue and deliver the Common Shares or other securities as contemplated herein to the Holder upon the proper exercise of the Holder of the Warrants evidenced hereby, the Corporation will use its best efforts to obtain such orders, rulings or other relief that will enable the Corporation to issue and deliver the Common Shares or other securities as contemplated herein to the Holder.

ARTICLE 6

GENERAL

6.1	Notice to the Corporation

(a)

Unless herein otherwise expressly provided, any notice to be given or delivery to be made hereunder to the Corporation shall be deemed to be validly given if delivered or if sent by registered letter, postage prepaid or by email to:

ELMINDA INC.
407 Iroquois Shore Road
Unit 8, Suite 104
Oakville, ON, L6H 1M3
Attention:       Jon Olsen Email:jon@elminda.com

and any such notice delivered in accordance with the foregoing shall be deemed to have been received on the date of delivery or, if mailed, on the fifth (5th) Business Day following the date of the postmark on such notice.

(b)

The Corporation may from time to time notify the Holder in the manner provided in subsection 6.2(a) of a change of address which, from the effective date of such notice and until changed by like notice, shall be the address of the Corporation for all purposes of this Warrant Certificate.

(c)

If, by reason of a strike, lockout or other work stoppage, actual or threatened, involving postal employees, any notice to be given to the Corporation hereunder could reasonably be considered unlikely to reach its destination, such notice shall be valid and effective only if it is delivered to the named officer of the party to which it is addressed or, if it is delivered to such party at the appropriate address provided in subsection 6.1(a), by facsimile or other means of prepaid, transmitted and recorded communication.

6.2	Notice to the Holder

(a)

Any notice to the Holder under the provisions hereof shall be valid and effective if sent by facsimile or letter or circular through the ordinary post addressed to the Holder at its post office address appearing on the register hereinbefore mentioned and shall be deemed to have been effectively given on the date of delivery or, if mailed, five (5) Business Days following actual posting of the notice.

(b)

If, by reason of a strike, lockout or other work stoppage, actual or threatened, involving postal employees, any notice to be given to the Holder hereunder could reasonably be considered unlikely to reach its destination, such notice shall be valid and effective only if it is delivered personally to such Holder or if delivered to the address for such Holder contained in the register of Warrants maintained by the Corporation, by facsimile or other means of prepaid transmitted and recorded communication.

6.3	Ownership of Warrants

The Corporation may deem and treat the Holder as the absolute owner thereof for all purposes, and the Corporation shall not be affected by any notice or knowledge to the contrary except where the Corporation is required to take notice by statute or by order of a court of competent jurisdiction. The Holder shall be entitled to the rights evidenced by this Warrant Certificate free from all equities or rights of set off or counterclaim between the Corporation and the original or any intermediate holder of the Warrants represented hereby and all persons may act accordingly and the receipt by the Holder of the Common Shares which may be acquired pursuant hereto shall be a good discharge to the Corporation for the same and the Corporation shall not be bound to inquire into the title of the Holder except where the Corporation is required to take notice by statute or by order of a court of competent jurisdiction.

6.4	Provisions of Warrants for the Sole Benefit of Holder and Corporation

Nothing in this Certificate, expressed or implied, shall give or be construed to give to any person other than the Corporation and the Holder, as the case may be, any legal or equitable right, remedy or claim under this Certificate, or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the Corporation and the Holder.

6.5	Successors and Assigns

This Warrant shall enure to the benefit of the Holder and the Holder’s heirs, executors, successors and assigns and shall be binding upon the Corporation, its successors and permitted assigns.

6.6	Severability

If any provision or provisions of this Warrant are illegal or unenforceable under the laws of the State of Nevada, such provision or provisions shall be considered to be deleted and the remainder of this Warrant shall continue in full force and effect.